PETMED EXPRESS, INC.

QUARTER ENDED SEPTEMBER 30, 2013

CONFERENCE CALL TRANSCRIPT

OCTOBER 21, 2013 AT 8:30 A.M. ET

Coordinator:

Good morning, good afternoon and evening. Welcome to the PetMed Express Inc. doing business as 1-800-PetMeds conference call to review the financial results for the second fiscal quarter ended on September 30, 2013.  At the request of the company this conference call is being recorded. Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy, delivering prescription and nonprescription pet medications and other health products for dogs and cats direct to the customer.  1-800-PetMeds markets its products through national television, on-line, direct mail and print advertising campaigns, which direct consumers to order by phone or on the Internet, and aim to increase the recognition of the “PetMeds” family of brand names.  1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time I would like to turn the call over to the Company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Good morning. I’d like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session, which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us.  Because these statements reflect our current views concerning future events these statements involve risks, uncertainties and assumptions.  Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now let me introduce today’s speaker Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you Bruce. Welcome everyone, and thank you for joining us.  Today we will review the highlights of our financial results. We’ll compare our second fiscal quarter and six months ended on September 30, 2013 to last year’s quarter and six months ended on September 30, 2012.

For the second fiscal quarter ended on September 30, 2013, sales were $60.5 million compared to $58.1 million for the same period the prior year, an increase of 4.0%.  For the six months ended on September 30, 2013 sales were $134.7 million compared to $127.1 million for the six months the prior year, an increase of 6.0%.  The increases were due to increases in reorder sales for the quarter and the six months, and increases in new order sales for the six months.  The average order value was approximately $73 for the quarter compared to $72 for the same quarter the prior year.

For the second fiscal quarter net income was $4.2 million, or $0.21 cents diluted per share, compared to $4.0 million, or $0.20 cents diluted per share for the same quarter the prior year, an increase to earnings per share of 3.0%.  For the six months, net income was $8.9 million, or $0.44 cents diluted per share, compared to $8.0 million, or $0.40 cents diluted per share a year ago, an increase to earnings per share of 12%.

Reorder sales increased by 5.3% to $48.9 million for the quarter compared to reorder sales of $46.4 million for the same quarter the prior year.  For the six months the reorder sales increased by 6.3% to $107.9 million compared to $101.5 million for the same period last year.  New order sales were relatively flat at $11.6 million for the quarter compared to $11.7 million for the same period the prior year.  For the six months the new order sales increased by 4.7% to $26.8 million compared to $25.6 million for the same period last year.

Exhibit 99.1 Page 1 of 6

We acquired approximately 169,000 new customers in our second fiscal quarter compared to 177,000 for the same period the prior year, and we acquired approximately 376,000 new customers in the six months compared to 374,000 for the same period a year ago.  Approximately 79% of our sales were generated on our web site for the quarter compared to 77% for the same period the prior year, which resulted in a 7.3% increase in our on-line sales for the quarter compared to the same quarter last year.  The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons, with fall and winter being the off-seasons.

For the second fiscal quarter our gross profit as a percent of sales was 31.8% compared to 33.3% for the same period the prior year, and for the six months our gross profit as a percent of sales was 32.1% compared to 32.8% for the same period a year ago.  The percentage decreases can be attributed to increases in product costs and additional discounts given to customers.

Our general and administrative expenses as a percent of sales was 9.1% for the quarter compared to 9.2% for the same period a year ago, and for the six months it was 8.4% compared to 8.9% for the same period a year ago.  We leveraged the G&A with increased sales.

For the quarter, we spent $7.0 million in advertising compared to $7.4 million for the same quarter the prior year.  For the six months, we spent $17.4 million in advertising compared to $17.3 million during the same period a year ago.  The advertising costs of acquiring a customer was $41 for the quarter compared to $42 for the same quarter the prior year.  For the six months it was $46, which was the same as the six months the prior year.

We had $51.4 million in cash and short term investments and $17.3 million in inventory with no debt as of September 30, 2013.  Net cash from operations for the six months was $24.4 million, compared to $15.7 million for the six months the prior year. The majority of the increase was due to decrease in inventory.

This ends the financial review. Operator we’re ready to take questions.

Coordinator:

Thank you. To ask a question, please press Star 1. To withdraw your question, please press Star 2, one moment for the first question, sir.  Kevin Ellich with Piper Jaffray your line is open.

Kevin Ellich:

Good morning. Thanks for taking the questions. Just a couple questions here Mendo.  I guess starting off with the gross margins being a little bit lower than we expected, you made the comments about increase in product cost and discounts.  Was there any specific product that you would call out? And are you expecting these costs to continue to be higher for the rest of the year?  And can you talk about discounts or promotions that you guys are running at this time as well?

Mendo Akdag:

The product costs typically the major brand manufacturers increase their prices on an annual basis, and we typically wait till the off-peak season to pass it to the consumer.  As far as promotions are concerned we had run some aggressive promotions during the September quarter, and we will probably continue to do that in this quarter.

Kevin Ellich:

Got it okay and then on the advertising expense it was a little bit lower than we expected in total and as a percent of revenue.  Are you still on track to kind of hit what was in your filings for expected advertising expense for the full year?

Mendo Akdag:

I doubt that we have anything in our filings.  We probably have a percent that we’re showing. Probably it’s going to be lower than that.  Television inventory was tighter in the September quarter than what we anticipated, and that’s the reason we had spent less.

Kevin Ellich:

Okay, okay, so not a function of - got it, just market dynamics, understood.  And then, you know, you continue to build up the cash balance on the balance sheet. Just wondering what you plan to do with that?  You know, can you lay out kind of your vision over the next six, twelve, twenty four months for uses of cash?

Mendo Akdag:

You know, we’re paying dividends, and we also have a stock buyback plan. I believe we have about still $10.0 million remaining.

Exhibit 99.1 Page 2 of 6

Kevin Ellich:

About $10.0 million, okay. And what about the competitive landscape, have you noticed any heightened or increased competition?

Mendo Akdag:

I can probably say there is no - there was no I should say material change in the competitive environment compared to last year.

Kevin Ellich:

Got it. Okay that’s all I have. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Mitch Bartlett with Craig-Hallum Capital Group. Your line is open.  Mr. Bartlett. Your line is open. Please check your mute.

Mitch Bartlett:

I’m sorry. I’m sorry I was on mute. I was looking at your inventory line and it’s down both quarter over quarter and year over year. Just wondering what the opportunity buy environment is right now?

Mendo Akdag:

Our inventory will fluctuate based on the promotional buying opportunities.  The low inventory means there was no advantage for us to stock up.

Mitch Bartlett:

So what should we think about… I mean back to the gross margin question and kind of modeling for the rest of the year what should we kind of think about as far as your ability to drive gross margins?  You said, promotions will continue to be somewhat aggressive in the back half of this year? And couple that with the inventory question.

Mendo Akdag:

We pass along product cost increases to the consumer. That will happen in the December quarter. We’ll work on improving the gross margins. And there are some opportunities and we’ll see where it ends up.

Mitch Bartlett:

Specifically on gross margins in the Q1/ Q2 period seasonal flea and tick.   When you get into Q3 and Q4 does the pressure come off of gross margins because flea and tick was more promotional than the rest of the merchandise mix?

Mendo Akdag:

Yes that’s a - yes that’s a reasonable observation on your part. There’s some shift in product mix during off-peak season. That helps with the margins.

Mitch Bartlett:

And I noticed that VetSource continues to expand adding PetSmart here recently. Anything that you know of kind of regulatory or otherwise that is going on on that front?

Mendo Akdag:

No I don’t know.

Mitch Bartlett:

Good enough. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Erin Wilson with Merrill Lynch your line is open.

Erin Wilson:

Hi. Thanks so much for taking my questions. Could you give us an update on the supplies and the accessories business and how that’s progressing?

Mendo Akdag:

It’s still growing double digits at this time.

Erin Wilson:

Would that be still contributing to some sort of gross margin pressure?

Mendo Akdag:

The gross margin is lower on pet supplies. It will a little bit yes.

Erin Wilson:

Okay. And then asking another question on inventories they were, sequentially lower in year over year. So should we be expecting a sequential build near term?

Exhibit 99.1 Page 3 of 6

Mendo Akdag:

It depends on the promotional buying opportunities. If there’s an opportunity we’ll increase the inventory.

Erin Wilson:

Okay thanks, and on capital deployment I mean any changes in strategy here? Should we expect any acquisitions in the - on the table in the future or is the acquisition pipeline still just not that robust?

Mendo Akdag:

We don’t have anything else at this time other than dividends and we do have about $10.0 million still remaining in our stock buyback plan.

Erin Wilson:

Got it thanks so much.

Mendo Akdag:

You’re welcome.

Coordinator:

Michael Kupinski with Noble Financial your line is open.

Michael Kupinski:

Thank you and thanks for taking the question. I just kind of wanted to flush out the heavy promotions that you had in September. I believe you had 30% off all products.  And I was wondering how did that influence the average order size in the quarter? For instance, without the promotions was the average order size running?  I mean if you could just give me an idea what it was running in the first part of the quarter, versus the month of September when you were really kind of flushing out the 30% off promotions?

Mendo Akdag:

We’re not going to get into monthly reporting. As I pointed out our average order value for the quarter was about $73 compared to $72 for the same quarter last year.

Michael Kupinski:

Yes, Mendo I wasn’t really asking for like the, you know, like the month to month, but more from the perspective of, you know, obviously with the 30% off promotions were you seeing average order size is, you know, higher?

Mendo Akdag:

I’m not going to comment on our promotions due to competitive reasons.

Michael Kupinski:

Okay. And in terms of television advertising and, you know, in the quarter obviously TV advertising a little lighter than what I was expecting.  Was that a function of the pricing that you were start - you were seeing in the quarter or is it just that you cut back a little bit on the advertising?

Mendo Akdag:

Television inventory was tighter than what we anticipated although we offered more than what we did last year.  Also I can say that demand for OTC flea and tick category was softer. So we were not as aggressive during the later part of the quarter.

Michael Kupinski:

Okay. And so if we looked at the advertising environment going into the next quarter what are, - you know, inventory still remains fairly tight or are you seeing pricing? What - can you give us just an outlook for the advertising environment right now?

Mendo Akdag:

It’s really difficult to say. So I’m not going to speculate.

Michael Kupinski:

Okay. In terms of your advertising budget going into next year, do you anticipate that you’re going to see more aggressive advertising into the next quarter or do you think that it’s going to be kind of like a little bit less than what it...

Mendo Akdag:

We do - in dollars we do have a higher budget to spend.

Michael Kupinski:

Okay. All right thank you. That’s all I have.

Mendo Akdag:

You’re welcome.

Coordinator:

Once again if you would like to ask a question please press Star 1. To withdraw your question, please press Star 2.  Ross Taylor with CL King your line is open.

Exhibit 99.1 Page 4 of 6

Ross Taylor:

Hi, I wanted to ask about the average order size. It was, you know, up a little bit - year over year in the quarter. And that’s, you know, the second quarter in a row that that’s occurred.  But, you know, what was driving some of the increases here in the September quarter because consistently, you know, your average order size has been, you know, down year over year for, you know, a couple years now? And I just wondered, you know, what maybe changed, you know, particularly this quarter to drive the...

Mendo Akdag:

Combination of higher-priced items and more items in an order.

Ross Taylor:

Okay, and the more items in an order is that, you know, kind of, driven by success of, you know, just driving accessories, purchases or is there something else at work?

Mendo Akdag:

Yes, we have other pet supplies that we’re offering.

Ross Taylor:

Okay, and my last two questions relate to the prescription med business.  You know, number one I just wondered if you could make any comments about, you know, Sentinel and whether that is, you know, coming back as you expected?  And, you know, second part of the question I was just curious if you could make any comments about how the prescription business grew, versus, you know, the OTC or the remainder of your business?

Mendo Akdag:

The Sentinel came in the market I believe in the June quarter so - and it’s doing well.  The prescription business has been strong so far. But we’ll give the specifics at the end of the year.

Ross Taylor:

Okay, good. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Anthony Lebiedzinski from Sidoti & Company your line is open.

Anthony Lebiedzinski:

Yes, good morning. In response to an earlier question Mendo, you had mentioned that you see some opportunities within the gross margin line yet you’re certainly going to do more promotions.  So I was just wondering if you can just comment on what those opportunities may be?

Mendo Akdag:

Passing the cost increases to the consumer is one. Reducing cost is a possibility, and we also attempt to shift sales to higher margin items.

Anthony Lebiedzinski:

Like the generics and private label?

Mendo Akdag:

That is correct. Yes.

Anthony Lebiedzinski:

Okay, good. And also, as far as the average order size. I know you touched on that. I mean what do you think is as far as the sustainability of the increased average order size?

Mendo Akdag:

It is probably real so we will probably be able to continue to slightly improve it from the prior year.

Anthony Lebiedzinski:

Got it okay. And also, just looking at, you know, prior to this quarter your G&A expenses were down five quarters in a row. However, they were up somewhat in the - in this September quarter.  So how should we think about modeling the G&A expenses going forward?

Mendo Akdag:

If we can grow the top line there’s still some leverage in the G&A.

Anthony Lebiedzinski:

Okay. But as far as in terms of dollar amounts do you expect that to go up or, you know, like I said, you know - you had five quarters...

Mendo Akdag:

It depends - some of the expenses are variable in the G&A with the sales. So it will go up with sales...

Anthony Lebiedzinski:

Got it.

Mendo Akdag:

...if the sales go up.

Exhibit 99.1 Page 5 of 6

Anthony Lebiedzinski:

All right, thank you very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Your last question comes from Mitch Bartlett with Craig-Hallum Capital Group. Your line is open.

Mitch Bartlett:

I just wonder kind of if you could go back over your philosophy? It seems like you spend to a customer acquisition cost and then maybe cut it off if it starts to drift too much beyond that.  What is the philosophy? You have a healthy profitability. Why not spend more aggressively?

Mendo Akdag:

Well there are two things that needs to be there. One as you know we advertise direct response on television, which we buy remnant space. And if the television inventory remnant space, I should say inventory’s not available it is very difficult to clear. The price difference is not 5%, 10%.

Mitch Bartlett:

Okay.

Mendo Akdag:

Number two, demand was lower for OTC during the later part of the quarter. So it’s not wise to spend a lot of money paying more when the demand is lower.

Mitch Bartlett:

And why did the demand come off just...

Mendo Akdag:

The demand was lower than what it was last year.

Mitch Bartlett:

Because maybe they bought ahead earlier or last quarter?

Mendo Akdag:

It’s possible or maybe less fleas is a possibility too. It was more...

Mitch Bartlett:

Got it. Okay.  So no need to crank up the advertising because it would materially pop the...

Mendo Akdag:

If the environment is right we’re going - I mean, we do have higher budgets. And if the environment is the right and if there is remnant space available we'll be very aggressive.

If not, it’s not wise to do it. So it depends on the environment.

Mitch Bartlett:

Thank you Mendo.

Mendo Akdag:

You’re welcome.

Coordinator:

And now I would like to turn the call over to Mr. Mendo Akdag.

Mendo Akdag:

Thank you. Going forward, we are focusing on improving our gross profit margins while continuing to expand our product offerings.  This wraps up today’s conference call. Thank you for joining us. Operator this ends the conference call.

Coordinator:

Thank you for your participation. The call has concluded. You may disconnect at this time.

END

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